                                                EXHIBIT 21

NAME OF SUBSIDIARY	INCORPORATION	OWNED
AHT, Inc.	Pennsylvania	100
CMC (Beijing) International Trade Company Limited	China	100
CMC Bermuda LP	Bermuda	100
CMC Cometals International S.à r.l.	Luxembourg	100
CMC Commercial Metals de Mexico, S. de R.L. de C.V.	Mexico	100
CMC Europe GmbH	Switzerland	100
CMC GH, LLC	Delaware	100
CMC GH Sisak d.o.o.	Croatia	100
CMC International Finance S.à r.l.	Luxembourg	100
CMC Metals Cyprus Limited	Cyprus	100
CMC Poland Sp. z o.o.	Poland	100
CMC Post Oklahoma, LLC	Delaware	100
CMC Putex Sp. z o.o.	Poland	100
CMC Receivables, Inc.	Delaware	100
CMC Steel Fabricators, Inc.	Texas	100
CMC Steel Oklahoma, LLC	Delaware	100
CMC Steel US, LLC	Delaware	100
CMC Tensar Holdings Inc.	Delaware	100
Com Met Company, S.à r.l.	Luxembourg	100
Commercial Metals (Bermuda), L.P.	Bermuda	100
Commercial Metals Company US LLC	Delaware	100
Commercial Metals Deutschland GmbH	Germany	100
Commercial Metals International GmbH	Switzerland	100
Commonwealth Acquisitions Holdings, Inc.	Delaware	100
Geologics B.V.	Netherlands	100
Geopier Foundation Company, Inc.	Georgia	100
Geotechnical Reinforcement Company, Inc.	Georgia	100
Owen Electric Steel Company of South Carolina	South Carolina	100
Owen Industrial Products, Inc.	South Carolina	100
P.L.G. Research Limited	United Kingdom	100
Przedsiębiorstwo Produkcyjno-Usługowe “Ecosteel” Sp. z o.o.	Poland	100
SMI Steel LLC	Alabama	100
SMI-Owen Steel Company, Inc.	South Carolina	100
Steel Products de Mexico, S.A. de C.V.	Mexico	100
Structural Metals, Inc.	Texas	100
TAC HoldCo, Inc.	Delaware	100
Tamco	California	100
Tensar Corporation	Delaware	100
Tensar Corporation, LLC	Georgia	100
Tensar Geosynthetics (China) Limited	China	100
Tensar Geosynthetics India Private Limited	India	100
Tensar Holdings, LLC	Delaware	100
Tensar International B.V.	Netherlands	100
Tensar International Co. L.L.C.	Dubai (UAE)	49
Tensar International Corporation	Georgia	100
Tensar International Design and Consult (Beijing) Limited	China	100
Tensar International Gmb	Germany	100
Tensar International Limited	United Kingdom	100
Tensar International, LLC	Delaware	100

                                                EXHIBIT 21

Tensar International SARL	France	100
Tensar International Spain S.L.	Spain	100
Tensar International s.r.o.	Czech Republic	100
Tensar Manufacturing Limited	United Kingdom	100
Tensar Polska sp. z o.o.	Poland	100
Tensar Technologies Limited	United Kingdom	100
The Tensar Group Limited	United Kingdom	100
TTC UK Holdings Limited	United Kingdom	100